Exhibit 99.1

Fortune Brands Reports Second Quarter Results

  Stability of Spirits Business Tempers Impact of Recession on Home and Golf Products
  Each Business Unit Performs in Line with Company Expectations
  New Products and Lower Cost Structures Benefit Results

DEERFIELD, Ill.--(BUSINESS WIRE)--July 24, 2009--Fortune Brands, Inc. (NYSE: FO), the company behind leading consumer brands including Jim Beam, Titleist and Moen, today reported results for the second quarter of 2009. In an economic environment that remained very challenging, net sales and operating income before charges/gains both declined at a more moderate pace than in the prior quarter. Net sales for the second quarter were $1.74 billion, down 17%, as the stability of the spirits business tempered double-digit sales declines for the company’s home and golf products. Reflecting the benefit of lower cost structures, supply-chain initiatives and seasonality, the home products business returned to profitability as expected. Diluted earnings per share were $0.66, and excluding one-time items, diluted EPS before charges/gains was $0.70. The stronger U.S. dollar reduced both sales and operating income before charges by 4% and decreased earnings by 5 cents per diluted share.

“Fortune Brands continued to effectively navigate the challenges of the global recession and severe U.S. housing downturn in the second quarter,” said Bruce Carbonari, chairman and chief executive officer of Fortune Brands. “At a time when consumers are being very cautious, we’re pleased that each of our businesses performed in line with our expectations for the quarter and that each is delivering industry-leading operating margins. While we continue to aggressively manage costs, we’ve carefully maintained an appropriate level of strategic investment, which is paying off in innovative new products that are helping us succeed in the marketplace. We’re also confident that our supply-chain and balance-sheet initiatives position us well to emerge from the downturn an even stronger company.

“Our spirits business benefited in the quarter from our breadth across categories and price points, higher pricing, and the return to volume growth for Jim Beam ready-to-drink products in Australia. Results in spirits also reflected the success of new products such as Red Stag by Jim Beam and Sauza Margarita-in-a-Box, as well as management and timing of brand expense. As anticipated, our home products business returned to profitability in the second quarter and sales declined at a more moderate pace as compared to the seasonally smaller first quarter. Despite lower year-over-year results, our home products business benefited from its dramatically lower cost structure, share gains with key customers, new products, and the favorable impact of the consumer tax credit for energy-efficient products. While we’re seeing significantly lower discretionary spending on golf in the U.S. and Europe, including for corporate custom-imprinted golf balls, our golf business is sustaining its leadership in this environment with successful new products – including the new Titleist Pro V1 golf ball, 909 drivers and AP2 irons – plus continued success in Asian markets,” Carbonari said.

For the second quarter of 2009:

  Net income was $99.8 million, or $0.66 per diluted share, compared to $0.88 per diluted share in the year-ago quarter.
    Comparisons were adversely impacted by income from discontinued operations in the prior-year period that more than offset lower net charges in the current-year period.
  Excluding one-time items in both the current and prior-year periods, diluted EPS before charges/gains was $0.70 compared to $1.25 in the year-ago quarter.
    Results benefited 4 cents per diluted share from a lower effective tax rate due to a shift in geographic profit mix.
  Net sales were $1.74 billion, down 17%.
    On a comparable basis – excluding excise taxes, foreign exchange, acquisitions/divestitures, and the impact of required accounting related to spirits route-to-market initiatives – total net sales would have been down 15%.
    Comparable net sales by business unit were: spirits flat; golf down 14%; home & hardware down 23%.
  Operating income was $192.9 million.
    Operating income before charges/gains was $203.9 million.
  Return on equity before charges/gains was 8%.
  Return on invested capital before charges/gains was 6%.

Targeting Full-Year Results within EPS Range

“As we look ahead, while the economic downturn may be moderating, we expect our markets will remain challenging throughout the year,” Carbonari said. “In this environment, we’ll keep executing the initiatives that are enabling us to succeed in the marketplace and positioning Fortune Brands for strong growth when the economy recovers. These priority initiatives include adjusting to the evolving consumer, developing innovative new products and brand-building programs, reducing cost structures while enhancing our supply-chain flexibility, and aggressively managing our cash. We expect that we will continue to benefit from our ability to deliver value to consumers with our trusted brands, quality products, innovations and excellent positions up and down the price ladder across our businesses.

“Our first-half results and our ongoing initiatives enhance our confidence in achieving full-year results within our EPS target range. With six months now behind us – and a clearer picture of our markets – we’re in a position to refine our full-year EPS target. Because the high end of our range was dependent on some measure of improvement in our markets – and because conditions in the home and golf products markets remain as challenging as they are – we’re now targeting EPS before charges/gains to be in the range of $2.00-2.30 for the full year. This full-year target, which is within our original guidance, continues to reflect our assumption that results in our home products and golf segments will be lower, partly offset by underlying growth in our spirits business, which now represents more than 70% of our operating income before charges,” Carbonari concluded. The company’s growth rates in the second half will also benefit from comparison to last year’s progressively soft results, predominantly in the fourth quarter.

The company also reaffirmed its expectation to generate free cash flow for 2009 in the range of $400 million after dividends and net capital expenditures.

About Fortune Brands

Fortune Brands, Inc. is a leading consumer brands company. Its operating companies have premier brands and leading market positions in distilled spirits, home and hardware, and golf products. Beam Global Spirits & Wine, Inc. is the company's premium spirits business. Major spirits brands include Jim Beam and Maker's Mark bourbon, Sauza tequila, Canadian Club whisky, Courvoisier cognac, Cruzan rum, Teacher's and Laphroaig Scotch, EFFEN vodka and DeKuyper cordials. Home and hardware brands include Moen faucets, Aristokraft, Omega, Diamond and Kitchen Craft cabinetry, Therma-Tru door systems, Simonton windows, Master Lock security products and Waterloo storage and organization products sold by units of Fortune Brands Home & Hardware LLC. Acushnet Company's golf brands include Titleist, Cobra and FootJoy. Fortune Brands, headquartered in Deerfield, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index and the MSCI World Index.

To receive company news releases by e-mail, please visit www.fortunebrands.com.

Forward-Looking Statements

This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof, and the company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date of this release. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: general economic conditions, including the U.S. housing market; competitive market pressures (including pricing pressures); customer defaults and related bad debt expense; consolidation of trade customers; successful development of new products and processes; ability to secure and maintain rights to intellectual property; risks pertaining to strategic acquisitions and joint ventures, including the potential financial effects and performance of such acquisitions or joint ventures, and integration of acquisitions and the related confirmation or remediation of internal controls over financial reporting; changes related to the U.S. and international distribution structure in the company’s spirits business; ability to attract and retain qualified personnel; weather; risks associated with doing business outside the United States, including currency exchange rate risks; commodity and energy price volatility; costs of certain employee and retiree benefits and returns on pension assets; dependence on performance of distributors and other marketing arrangements; the impact of excise tax increases on distilled spirits; changes in golf equipment regulatory standards and other regulatory developments; potential liabilities, costs and uncertainties of litigation; impairment in the carrying value of goodwill or other acquired intangibles; historical consolidated financial statements that may not be indicative of future conditions and results; interest rate fluctuations; volatility of financial and credit markets, which could affect access to capital for the company, its customers and consumers; any possible downgrades of the company’s credit ratings; as well as other risks and uncertainties detailed from time to time in the company’s Securities and Exchange Commission filings.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges/gains, operating income before charges/gains, comparable net sales, return on equity before charges/gains, return on invested capital before charges/gains, and free cash flow. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP, and may also be inconsistent with similar measures presented by other companies. Reconciliation of these measures to the most closely comparable GAAP measures, and reasons for the company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS, INC.
CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2009	2008	% Change	2009	2008	% Change

Net Sales	$ 1,740.8	$ 2,095.4	(16.9)	$ 3,179.7	$ 3,901.5	(18.5)

Cost of goods sold	910.7	1,099.7	(17.2)	1,676.9	2,074.8	(19.2)

Excise taxes on spirits	123.6	128.7	(4.0)	224.7	223.8	0.4

Advertising, selling, general
and administrative expenses	494.2	529.8	(6.7)	936.8	1,018.0	(8.0)

Amortization of intangibles	8.4	12.5	(32.8)	16.7	24.9	(32.9)

Asset impairment charges	-	324.3	-	-	324.3	-

Restructuring
and restructuring-related items	11.0	16.4	(32.9)	71.2	24.5	190.6

Operating Income/(Loss)	192.9	(16.0)	1,305.6	253.4	211.2	20.0

Interest expense	53.4	58.2	(8.2)	105.9	118.8	(10.9)

Other expense, net	9.6	13.7	(29.9)	14.1	14.1	-

Income/(Loss) from Continuing Operations
before income taxes	129.9	(87.9)	247.8	133.4	78.3	70.4

Income tax expense/(benefit)	29.3	(38.4)	176.3	23.9	14.0	70.7

Income/(Loss) from Continuing Operations, net of tax	$ 100.6	$ (49.5)	303.2	$ 109.5	$ 64.3	70.3

Income from Discontinued Operations, net of tax	-	109.4	-	-	122.3	(100.0)

Net Income	$ 100.6	$ 59.9	67.9	$ 109.5	$ 186.6	(41.3)

Less: Net Loss/(Income) attributable to noncontrolling interests	0.8	(76.1)	101.1	2.3	(69.9)	(103.3)

Net Income attributable to Fortune Brands	$ 99.8	$ 136.0	(26.6)	$ 107.2	$ 256.5	(58.2)

Amounts attributable to Fortune Brands
common shareholders:
Income from continuing operations, net of tax	$ 99.8	$ 26.6	275.2	$ 107.2	$ 134.2	(20.1)
Discontinued operations, net of tax	-	109.4	-	-	122.3	-
Net income	$ 99.8	$ 136.0	(26.6)	$ 107.2	$ 256.5	(58.2)

Earnings Per Common Share, Basic:
Income from continuing operations attributable to
Fortune Brands common shareholders	$ 0.66	$ 0.17	288.2	$ 0.71	$ 0.87	(18.4)
Income from discontinued operations attributable to
Fortune Brands common shareholders	-	0.72	-	-	0.80	-
Net Income attributable to Fortune Brands
common shareholders	$ 0.66	$ 0.89	(25.8)	$ 0.71	$ 1.67	(57.5)

Earnings Per Common Share, Diluted:
Income from continuing operations attributable to
Fortune Brands common shareholders	$ 0.66	$ 0.17	288.2	$ 0.71	$ 0.86	(17.4)
Income from discontinued operations attributable to
Fortune Brands common shareholders	-	0.71	-	-	0.79	-
Net Income attributable to Fortune Brands
common shareholders	$ 0.66	$ 0.88	(25.0)	$ 0.71	$ 1.65	(57.0)

Avg. Common Shares Outstanding
Basic	150.2	153.0	(1.8)	150.2	153.5	(2.1)
Diluted	151.6	155.3	(2.4)	151.5	155.8	(2.8)

Actual Common Shares Outstanding
Basic				150.2	152.2	(1.3)
Diluted				151.6	154.2	(1.7)

FORTUNE BRANDS, INC.
(In millions, except per share amounts)
(Unaudited)

NET SALES AND OPERATING INCOME

	Three Months Ended June 30,			Six Months Ended June 30,
	2009	2008	% Change	2009	2008	% Change
Net Sales
Spirits	$ 600.0	$ 607.9	(1.3)	$ 1,086.3	$ 1,123.2	(3.3)
Home and Hardware	775.0	1,035.1	(25.1)	1,380.6	1,929.5	(28.4)
Golf	365.8	452.4	(19.1)	712.8	848.8	(16.0)
Total Net Sales	$ 1,740.8	$ 2,095.4	(16.9)	$ 3,179.7	$ 3,901.5	(18.5)

Operating Income/(Loss)
Spirits	$ 140.3	$ 138.6	1.2	$ 268.9	$ 267.2	0.6
Home and Hardware	36.0	(202.7)	117.8	(18.9)	(141.8)	86.7
Golf	43.6	68.1	(36.0)	52.6	119.6	(56.0)
Corporate expenses	(27.0)	(20.0)	(35.0)	(49.2)	(33.8)	(45.6)
Total Operating Income/(Loss)	$ 192.9	$ (16.0)	1,305.6	$ 253.4	$ 211.2	20.0

Operating Income Before Charges/Gains (a)
Spirits	$ 141.2	$ 149.6	(5.6)	$ 272.5	$ 279.2	(2.4)
Home and Hardware	43.9	127.0	(65.4)	20.8	195.0	(89.3)
Golf	42.1	68.1	(38.2)	76.8	119.6	(35.8)
Less:
Corporate expenses	(23.3)	(20.0)	(16.5)	(45.5)	(33.8)	(34.6)

Operating Income Before Charges/Gains	203.9	324.7	(37.2)	324.6	560.0	(42.0)
Restructuring and
restructuring-related items	(11.0)	(16.4)	32.9	(71.2)	(24.5)	(190.6)
Asset impairment charges	-	(324.3)	-	-	(324.3)	-

Operating Income/(Loss)	$ 192.9	$ (16.0)	1,305.6	$ 253.4	$ 211.2	20.0

(a) Operating Income Before Charges/Gains is Operating Income derived in accordance with GAAP excluding restructuring, restructuring-related items and other one-time items. Operating Income Before Charges/Gains is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by our operating segments and to evaluate and identify cost reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the performance of the company from year-to-year. This measure may be inconsistent with similar measures presented by other companies.

FREE CASH FLOW
	Three Months Ended June 30,		Six Months Ended June 30,		2009 Full Year
	2009	2008	2009	2008	Targeted Range

Free Cash Flow (b)	$ 296.7	$ 81.0	$ 101.7	$ (112.2)	$ 375 - 425
Add:
Discontinued Operations - Sale of Wine Business	-	-	-	(48.0)	-
Net Capital Expenditures	23.0	33.2	49.3	65.1	160
Dividends Paid	28.7	64.2	94.9	129.0	152 *
Cash Flow From Operations	$ 348.4	$ 178.4	$ 245.9	$ 33.9	$ 687 - 737

(b) Free Cash Flow is Cash Flow from Operations less net capital expenditures and dividends paid to stockholders. It additionally excludes credits and payments of taxes on the discontinued operation sale of the wine business. Free Cash Flow is a measure not derived in accordance with GAAP. Management believes that Free Cash Flow provides investors with helpful supplemental information about the company's ability to fund internal growth, make acquisitions, repay debt and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

* Assumes current dividend rate and basic shares outstanding on June 30, 2009.

EPS BEFORE CHARGES/GAINS
EPS from Continuing Operations Before Charges/Gains is Net Income from Continuing Operations calculated on a per-share basis excluding restructuring, restructuring-related and other one-time items.

For the second quarter of 2009, EPS from Continuing Operations Before Charges/Gains is Net Income from Continuing Operations calculated on a per-share basis excluding $11.0 million ($6.7 million after tax or $0.04 per diluted share) of restructuring and restructuring-related items.

For the six month period ended June 30, 2009, EPS from Continuing Operations Before Charges/Gains is Net Income from Continuing Operations calculated on a per-share basis excluding $71.2 million ($44.4 million after tax or $0.29 per diluted share) of restructuring and restructuring-related items.

For the second quarter of 2008, EPS from Continuing Operations Before Charges/Gains is Net Income from Continuing Operations calculated on a per-share basis excluding $16.4 million ($11.0 million after tax or $0.07 per diluted share) of restructuring and restructuring-related items, asset impairment charges of $324.3 million ($310.7 million after tax or $2.00 per diluted share), tax-related credits of $98.4 million ($0.63 per diluted share), the write down of the Maxxium international spirits distribution joint venture investment of $25.1 million ($0.16 per diluted share) and an after-tax gain resulting from the repurchase of the Beam Global minority interest of $81.6 million ($0.52 per diluted share).

For the six month period ended June 30, 2008, EPS from Continuing Operations Before Charges/Gains is Net Income from Continuing Operations calculated on a per-share basis excluding $24.5 million ($16.2 million after tax or $0.10 per diluted share) of restructuring and restructuring-related items, asset impairment charges of $324.3 million ($310.7 million after tax or $2.00 per diluted share), tax-related credits of $98.2 million ($0.63 per diluted share), the write down of the Maxxium international spirits distribution joint venture investment of $25.1 million ($0.16 per diluted share), an after-tax gain resulting from the repurchase of the Beam Global minority interest of $81.6 million ($0.52 per diluted share) and V&S auction process costs of $8.2 million ($5.2 million after tax or $0.03 per diluted share).

EPS from Continuing Operations Before Charges/Gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year-to-year. This measure may be inconsistent with similar measures presented by other companies.

	Three Months Ended June 30,			Six Months Ended June 30,
	2009	2008	% Change	2009	2008	% Change

Earnings Per Common Share - Basic
Income from Continuing Operations
before Charges/Gains	0.71	1.27	(44.1)	1.01	2.03	(50.2)
V&S auction process costs	-	-	-	-	(0.03)	-
Maxxium investment write-down	-	(0.17)	-	-	(0.17)	-
Tax-related credits	-	0.64	-	-	0.64	-
Asset impairment charges	-	(2.03)	-	-	(2.02)	-
Beam Global minority interest repurchase	-	0.53	-	-	0.53	-
Restructuring
and restructuring-related items	(0.05)	(0.07)	(28.6)	(0.30)	(0.11)	(172.7)

Income from Continuing Operations	0.66	0.17	-	0.71	0.87	(18.4)

Income from Discontinued Operations	-	0.72	(100.0)	-	0.80	-

Net Income	0.66	0.89	(25.8)	0.71	1.67	(57.5)

Earnings Per Common Share - Diluted
Income from Continuing Operations
before Charges/Gains	0.70	1.25	(44.0)	1.00	2.00	(50.0)
V&S auction process costs	-	-	-	-	(0.03)	-
Maxxium investment write-down	-	(0.16)	-	-	(0.16)	-
Tax-related credits	-	0.63	-	-	0.63	-
Asset impairment charges	-	(2.00)	-	-	(2.00)	-
Beam Global minority interest repurchase	-	0.52	-	-	0.52	-
Restructuring
and restructuring-related items	(0.04)	(0.07)	(42.9)	(0.29)	(0.10)	(190.0)
				-	-	-
Income from Continuing Operations	0.66	0.17	-	0.71	0.86	(17.4)

Income from Discontinued Operations	-	0.71	(100.0)	-	0.79	-

Net Income	0.66	0.88	(25.0)	0.71	1.65	(57.0)

INCOME FROM DISCONTINUED OPERATIONS
Income from Discontinued Operations in the three months ended June 30, 2008 consists primarily of income tax benefits related to a capital loss carry forward position associated with the disposal of our U.S. Wine business.

RESTRUCTURING AND RESTRUCTURING-RELATED ITEMS
The company recorded pre-tax restructuring and restructuring-related items of $11.0 million ($6.7 million after tax or $0.04 per diluted share) in the three-month period ended June 30, 2009. For Spirits, these charges relate to business repositioning including supply chain activities and route to market initiatives. For Home and Hardware, the charges relate to supply chain realignment, and capacity and cost reduction initiatives. For Golf, the credit reflects a change in estimate with regard to liabilities for certain cost reduction initiatives. For Corporate, the charges relate to the disposal of corporate fixed assets.

The company recorded pre-tax restructuring and restructuring-related items of $71.2 million ($44.4 million after tax or $0.29 per diluted share) in the six-month period ended June 30, 2009. For Spirits, these charges relate to business repositioning including supply chain activities and route to market initiatives. For Home and Hardware, the charges relate to supply chain realignment, capacity and cost reduction initiatives and exit of a select low return product offering. For Golf, the charges relate to cost reduction initiatives and supply chain realignment. For Corporate, the charges relate to the disposal of corporate fixed assets.

Three Months Ended June 30, 2009
(In millions, except per share amounts)
Restructuring-Related Items
	Restructuring	Cost of Sales Charges	SG & A Charges	Total
Spirits	$ 3.6	$ 0.6	$ (3.3)	$ 0.9
Home and Hardware	$ 4.1	$ 3.3	$ 0.5	$ 7.9
Golf	$ (2.2)	$ 0.2	$ 0.5	$ (1.5)
Corporate	$ 3.7	$ -	$ -	$ 3.7
Total	$ 9.2	$ 4.1	$ (2.3)	$ 11.0

Income tax benefit				4.3
Net charge				$ 6.7
Charge per common share
Basic				$ 0.05
Diluted				$ 0.04

Six Months Ended June 30, 2009
(In millions, except per share amounts)
Restructuring-Related Items
	Restructuring	Cost of Sales Charges	SG & A Charges	Total
Spirits	$ 4.3	$ 0.6	$ (1.3)	$ 3.6
Home and Hardware	16.0	22.7	1.0	39.7
Golf	21.7	1.5	1.0	24.2
Corporate	3.7	-	-	3.7
Total	$ 45.7	$ 24.8	$ 0.7	$ 71.2

Income tax benefit				26.8
Net charge				$ 44.4
Charge per common share
Basic				$ 0.30
Diluted				$ 0.29

RECONCILIATION OF FULL YEAR 2009 EARNINGS TARGET TO GAAP
For the full year, the company is currently targeting diluted EPS Before Charges/Gains from continuing operations to be in the range of $2.00 to $2.30 per share. On a GAAP basis, the company is currently targeting diluted EPS from continuing operations to be in the range of $1.60 to $1.90 per share.

EPS Before Charges/Gains from continuing operations is Net Income calculated on a per-share basis excluding restructuring, restructuring-related and other one-time items.

EPS Before Charges/Gains from continuing operations is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year to year. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)
(Unaudited)

	June 30,	June 30,
	2009	2008

Assets
Current assets
Cash and cash equivalents	$ 264.6	$ 160.7
Accounts receivable, net	1,055.5	1,212.3
Inventories	1,987.3	2,162.2
Other current assets	449.0	432.9
Total current assets	3,756.4	3,968.1

Property, plant and equipment, net	1,475.6	1,676.7
Intangibles resulting from
business acquisitions, net	6,890.4	7,835.7
Other assets	273.5	377.5
Total assets	$ 12,395.9	$ 13,858.0

Liabilities and Stockholders' Equity
Current liabilities
Short-term debt	$ 54.5	$ 648.5
Current portion of long-term debt	9.9	472.9
Other current liabilities	1,292.1	1,209.4
Total current liabilities	1,356.5	2,330.8

Long-term debt	4,724.9	3,563.1
Other long-term liabilities	1,410.8	1,623.9
Total liabilities	7,492.2	7,517.8

Redeemable preferred stock in a subsidiary	-	455.0

Stockholders' equity	4,890.6	5,871.5
Noncontrolling interests	13.1	13.7
Total equity	4,903.7	5,885.2
Total liabilities and equity	$ 12,395.9	$ 13,858.0

FORTUNE BRANDS, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains
June 2009 - Second Quarter
$ - millions, except per share amounts

		Restructuring and related expenses	Asset impairment charges	Tax credit/ Discontinued operations		Minority interest write-down	V&S acquisition costs	Before charges/ gains
					Maxxium write-down
	GAAP

	SECOND QUARTER
2009

Net Sales	1,740.8	-	-	-	-	-	-	1,740.8

Cost of goods sold	914.8	(4.1)	-	-	-	-	-	910.7
Excise taxes	123.6	-	-	-	-	-	-	123.6
Advertising and SG&A	491.9	2.3	-	-	-	-	-	494.2
Amortization of intangibles	8.4	-	-	-	-	-	-	8.4
Restructuring expenses	9.2	(9.2)	-	-	-	-	-	-

Operating Income	192.9	11.0	-	-	-	-	-	203.9

Interest expense	53.4	-	-	-	-	-	-	53.4
Other expense, net	9.6	-	-	-	-	-	-	9.6

Income before taxes	129.9	11.0	-	-	-	-	-	140.9

Income taxes	29.3	4.3	-	-	-	-	-	33.6

Income from Continuing Operations	100.6	6.7	-	-	-	-	-	107.3

Net Income	100.6	6.7	-	-	-	-	-	107.3

Less: Net Loss attributable to noncontrolling interests	0.8							0.8

Net Income attributable to Fortune Brands	99.8	6.7	-	-	-	-	-	106.5

Average Diluted Shares Outstanding	151.6							151.6

Diluted EPS from Continuing Operations	0.66							0.70

2008

Net Sales	2,095.4	-	-	-	-	-	-	2,095.4

Cost of goods sold	1,099.7	-	-	-	-	-	-	1,099.7
Excise taxes	128.7	-	-	-	-	-	-	128.7
Advertising and SG&A	538.4	(8.6)	-	-	-	-	-	529.8
Amortization of intangibles	12.5	-	-	-	-	-	-	12.5
Asset impairment charges	324.3	-	(324.3)	-	-	-	-	-
Restructuring expenses	7.8	(7.8)	-	-	-	-	-	-

Operating Income/(Loss)	(16.0)	16.4	324.3	-	-	-	-	324.7

Interest expense	58.2	-	-	-	-	-	-	58.2
Other expense/(income), net	13.7	-	-	-	(25.1)	-	(1.0)	(12.4)

Income/(Loss) before taxes	(87.9)	16.4	324.3	-	25.1	-	1.0	278.9

Income tax (benefit)/expense	(38.4)	5.4	13.6	98.4	-	0.3	0.5	79.8

Income/(Loss) from Continuing Operations	(49.5)	11.0	310.7	(98.4)	25.1	(0.3)	0.5	199.1

Income from Discontinued Operations	109.4	-	-	(109.4)	-	-	-	-

Net Income	59.9	11.0	310.7	(207.8)	25.1	(0.3)	0.5	199.1

Less: Net (Income)/Loss attributable to noncontrolling interests	(76.1)	-	-	-	-	81.2	-	5.1

Net Income attributable to Fortune Brands	136.0	11.0	310.7	(207.8)	25.1	(81.5)	0.5	194.0

Average Diluted Shares Outstanding	155.3							155.3

Diluted EPS from Continuing Operations	0.88							1.25

FORTUNE BRANDS, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains
June 2009 - Year to Date
$ - millions, except per share amounts

		Restructuring and related expenses	Asset impairment charges	Tax credit/ Discontinued operations		Minority interest write-down	V&S acquisition costs	Before charges/ gains
					Maxxium write-down
	GAAP

	YEAR TO DATE
2009

Net Sales	3,179.7	-	-	-	-	-	-	3,179.7

Cost of goods sold	1,701.7	(24.8)	-	-	-	-	-	1,676.9
Excise taxes	224.7	-	-	-	-	-	-	224.7
Advertising and SG&A	937.5	(0.7)	-	-	-	-	-	936.8
Amortization of intangibles	16.7	-	-	-	-	-	-	16.7
Restructuring expenses	45.7	(45.7)	-	-	-	-	-	-

Operating Income	253.4	71.2	-	-	-	-	-	324.6

Interest expense	105.9	-	-	-	-	-	-	105.9
Other expense, net	14.1	-	-	-	-	-	-	14.1

Income before taxes	133.4	71.2	-	-	-	-	-	204.6

Income taxes	23.9	26.8	-	-	-	-	-	50.7

Income from Continuing Operations	109.5	44.4	-	-	-	-	-	153.9

Income from Discontinued Operations	-	-	-	-	-	-	-	-

Net Income	109.5	44.4	-	-	-	-	-	153.9

Less: Net Loss attributable to noncontrolling interests	2.3	-	-	-	-	-	-	2.3

Net Income attributable to Fortune Brands	107.2	44.4	-	-	-	-	-	151.6

Average Diluted Shares Outstanding	151.5							151.5

Diluted EPS from Continuing Operations	0.71							1.00

2008

Net Sales	3,901.5	-	-	-	-	-	-	3,901.5

Cost of goods sold	2,077.4	(2.6)	-	-	-	-	-	2,074.8
Excise taxes	223.8	-	-	-	-	-	-	223.8
Advertising and SG&A	1,029.8	(11.8)	-	-	-	-	-	1,018.0
Amortization of intangibles	24.9	-	-	-	-	-	-	24.9
Asset impairment charges	324.3	-	(324.3)	-	-	-	-	-
Restructuring expenses	10.1	(10.1)	-	-	-	-	-	-

Operating Income	211.2	24.5	324.3	-	-	-	-	560.0

Interest expense	118.8	-	-	-	-	-	-	118.8
Other expense/(income), net	14.1	-	-	-	(25.1)	-	(8.2)	(19.2)

Income before taxes	78.3	24.5	324.3	-	25.1	-	8.2	460.4

Income taxes	14.0	8.3	13.6	98.2	-	0.3	3.0	137.4

Income from Continuing Operations	64.3	16.2	310.7	(98.2)	25.1	(0.3)	5.2	323.0

Income from Discontinued Operations	122.3	-	-	(122.3)	-	-	-	-

Net Income	186.6	16.2	310.7	(220.5)	25.1	(0.3)	5.2	323.0

Less: Net (Income)/Loss attributable to noncontrolling interests	(69.9)					81.2		11.3

Net Income attributable to Fortune Brands	256.5	16.2	310.7	(220.5)	25.1	(81.5)	5.2	311.7

Average Diluted Shares Outstanding	155.8							155.8

Diluted EPS from Continuing Operations	1.65							2.00

FORTUNE BRANDS, INC.
Reconciliation of ROE based on Net Income attributable to Fortune Brands Before Charges/Gains to
ROE based on GAAP Net Income attributable to Fortune Brands
June 30, 2009
Amounts in millions
(Unaudited)

	Rolling twelve months Net Income attributable to Fortune Brands		Average Stockholders' Equity		ROE based on Net Income attributable to
	Before Charges/Gains less Preferred Dividends				Fortune Brands Before Charges/Gains

Fortune Brands	$ 416.6	/	$5,196.4	=	8.0%

	Rolling twelve months GAAP Net Income attributable		Average Stockholders' Equity		ROE based on GAAP Net Income
	to Fortune Brands less Preferred Dividends				attributable to Fortune Brands

Fortune Brands	$ 161.3	/	$5,047.6	=	3.2%

Return on Equity - or ROE - Before Charges/Gains is net income attributable to Fortune Brands less preferred dividends derived in accordance with GAAP excluding any restructuring and non-recurring items divided by the thirteen month average of GAAP common stockholders' equity (total stockholders' equity less preferred equity) excluding any restructuring, restructuring-related items and other one-time items.

FORTUNE BRANDS, INC.
Reconciliation of ROIC based on Net Income attributable to Fortune Brands Before Charges/Gains to
ROIC based on GAAP Net Income attributable to Fortune Brands
June 30, 2009
Amounts in millions
(Unaudited)

	Rolling twelve months Net Income attributable to Fortune Brands		Average Invested Capital		ROIC based on Net Income attributable to
	Before Charges/Gains plus after-tax Interest Expense				Fortune Brands Before Charges/Gains

Fortune Brands	$ 560.6	/	$9,956.3	=	5.6%

	Rolling twelve months GAAP Net Income attributable		Average Invested Capital		ROIC based on GAAP Net Income
	to Fortune Brands plus after-tax Interest Expense				attributable to Fortune Brands

Fortune Brands	$ 305.2	/	$9,802.3	=	3.1%

Return on Invested Capital - or ROIC - Before Charges/Gains is net income attributable to Fortune Brands plus after-tax interest expense derived in accordance with GAAP excluding any restructuring and non-recurring items divided by the thirteen month average of GAAP Invested Capital (net debt plus stockholders' equity) excluding any restructuring, restructuring-related and one-time items.

ROE From Continuing Operations Before Charges/Gains and ROIC From Continuing Operations Before Charges/Gains are measures not derived in accordance with GAAP. Management uses these measures to determine the returns generated by the company and to evaluate and identify cost-reduction initiatives. Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the company from year-to-year.  These measures may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS, INC.
Reconciliation of Percentage Change in Comparable Net Sales to Percentage Change in GAAP Net Sales
For the Three Months Ended June 30, 2009
(Unaudited)

Three Months Ended June 30, 2009
Fortune Brands
Comparable Net Sales	(15.3%)
Foreign currency exchange rates	(3.8%)
Spirits excise taxes	0.7%
Acquired and divested entities and product lines	0.5%
Third-party bottling contracts	(0.1%)
Spirits Route-to-Market	1.1%
Net Sales, GAAP basis	(16.9%)

Spirits
Comparable Net Sales	0.1%
Foreign currency exchange rates	(6.2%)
Spirits excise taxes	(0.9%)
Acquisitions	2.3%
Third-party bottling contracts	(0.4%)
Route-to-Market	3.8%
Net Sales, GAAP basis	(1.3%)

Home & Hardware
Comparable Net Sales	(23.5%)
Foreign currency exchange rates	(1.5%)
Divested entities and product lines	(0.1%)

Net Sales, GAAP basis	(25.1%)

Golf
Comparable Net Sales	(13.7%)
Foreign currency exchange rates	(5.4%)

Net Sales, GAAP basis	(19.1%)

Comparable Net Sales is Net Sales derived in accordance with GAAP excluding changes in foreign currency exchange rates, spirits excise taxes, the net sales from acquired and divested entities and product lines, the impact of third-party bottling contracts, and the impact of required accounting related to Spirits route-to-market. Comparable Net Sales is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company, and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year-to-year. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS, INC.
Reconciliation of Percentage Change in Comparable Operating Income Before Charges/Gains to
Percentage Change in GAAP Operating Income
For the Three Months Ended June 30, 2009
(Unaudited)

		Three Months Ended June 30, 2009
	Fortune Brands
	Comparable Operating Income Before Charges/Gains	(33.1%)
	Foreign currency exchange rates	(3.7%)
	Acquired and divested entities and product lines	(0.4%)
	Operating Income Before Charges/Gains
	Restructuring and restructuring-related items	0.2%
	Asset impairment charges	1343.1%
	Operating Income, GAAP basis	1305.6%	(1)

(1)	Operating Income on a GAAP basis increased from a loss of $16.0 million in the three months ended June 30, 2008 to income of $192.9 million in the three months ended June 30, 2009.

	Comparable Operating Income Before Charges/Gains is Operating Income derived in accordance with GAAP excluding restructuring, restructuring-related and other one-time items, changes in foreign currency exchange rates, and the operating income from acquired and divested entities and product lines. Comparable Operating Income Before Charges/Gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company, and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year-to-year. This measure may be inconsistent with similar measures presented by other companies.

CONTACT:
Fortune Brands, Inc.
Media Relations:
Clarkson Hine
(847) 484-4415
or
Investor Relations:
Tony Diaz
(847) 484-4410